UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Aggregation Facilities

On August 19, 2005, Abetterwayhome Finance, LLC (“Finance I”), HomeBanc Funding Corp. (“Funding I”) and JPMorgan Chase Bank (“JPMorgan”) entered into an agreement pursuant to which JPMorgan temporarily increased from $500 million to $600 million the borrowing capacity under the existing $500 uncommitted master repurchase agreement dated as of March 8, 2004, as amended, by and among Finance I, Funding I and JPMorgan. The temporary increase is effective for the period from August 19, 2005 through and including the earlier to occur of the completion of HomeBanc Corp.’s (“HomeBanc”) next securitization financing transaction or August 31, 2005.

In addition, on August 19, 2005, Abetterwayhome Finance, LLC II (“Finance II”), HomeBanc Funding Corp. II (“Funding II”) and Bear, Stearns Mortgage Capital Corporation (“Bear Stearns”) entered into an agreement pursuant to which Bear Stearns temporarily increased from $300 million to $400 million the borrowing capacity under the existing $300 million uncommitted master repurchase agreement dated as of April 29, 2004, as amended, by and among Finance II, Funding II and Bear Stearns. The temporary increase is effective for the period from August 19, 2005 through and including the earlier to occur of the completion of HomeBanc’s next securitization financing transaction or August 31, 2005.

Finance I, Finance II, Funding I, and Funding II are wholly owned subsidiaries of HomeBanc.

Employment Agreement

On August 19, 2005, HomeBanc entered into an Employment Agreement (the “Employment Agreement”) with Nicolas V. Chater, effective as of August 22, 2005. Mr. Chater has been employed as Executive Vice President and Deputy Chief Financial Officer of HomeBanc since June 2004. The terms of the Employment Agreement are described below.

Term. The Employment Agreement is for an initial term extending until June 30, 2006. Beginning on June 30, 2006 and on each June 30 thereafter, the Employment Agreement will be automatically extended for an additional one-year period. However, either Mr. Chater or HomeBanc may cause such renewal to cease by giving notice to the other party at least 90 days prior to any June 30 renewal date, in which case the Employment Agreement will terminate upon the expiration of the then-current term.

Salary and Benefits. Under the terms of the Employment Agreement, Mr. Chater is entitled to a base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement and welfare plans generally made available to HomeBanc’s senior executive officers. Mr. Chater’s initial annual salary is $250,000. Mr. Chater is entitled to participate in HomeBanc’s executive bonus plan, pursuant to which he will have an opportunity to earn an annual cash bonus based upon achievement of performance goals established by the compensation committee of HomeBanc’s board of directors. In addition, Mr. Chater is entitled to fringe benefits generally made available to HomeBanc’s senior executive officers, including reimbursement of up $500.00 per month for incidental expenses.

Termination. The Employment Agreement may be terminated by HomeBanc at any time with or without “cause” (as defined therein), or by Mr. Chater with or without “good reason” (as defined therein). The agreement also terminates upon the death, disability or retirement of Mr. Chater. Depending on the reason for the termination and when it occurs, Mr. Chater will be entitled to certain severance benefits, as described below. If Mr. Chater is terminated by HomeBanc other than for cause or disability, or resigns for good reason, he will be entitled to unpaid base salary, prorated annual bonus and accrued benefits through the termination date plus a severance amount equal to one times his base salary and the greater of his average annual bonus earned for the two fiscal years preceding the termination or his target annual bonus for the year of termination (or 1.5 times if such termination follows within two years of a change of control, as defined therein) (such payments are collectively referred to as the “Accrued Obligations”). HomeBanc will also provide Mr. Chater with (i) welfare benefit plan coverage following such termination for one year (or 1.5 years if such termination follows within two years of a change of control), and (ii) outplacement services for a period of one year. In addition, if Mr. Chater is terminated for a reason other than cause or disability or resigns for good reason, all of his stock options and other equity awards will become immediately vested and exercisable.

If Mr. Chater is terminated for cause or if he resigns without good reason, he will be entitled to his accrued salary and benefits through the date of termination. If Mr. Chater’s employment is terminated by reason of his death, disability or retirement, he (or his estate, as applicable) will be entitled to his accrued salary, a prorated target bonus, and any accrued benefits and disability or retirement benefits that may apply.

If the Employment Agreement terminates due to delivery of a notice of non-renewal by HomeBanc for other than cause, and Mr. Chater executes a release in accordance with the terms of the Employment Agreement, Mr. Chater shall receive, in addition to the payment of Accrued Obligations described above, a lump sum amount equal to three months of his base salary in effect at the time of termination of employment.

The Employment Agreement provides that Mr. Chater will be entitled to a tax gross-up payment from HomeBanc to cover any excise tax liability he may incur as a result of payments or benefits, but such gross-up payment will be made only if the after-tax benefit to Mr. Chater of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Restrictive Covenants. Mr. Chater has agreed in his Employment Agreement not to disclose confidential information or compete with HomeBanc, and not to solicit HomeBanc’s customers or recruit HomeBanc’s employees, for a period of 12 months following the termination of his employment.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On August 19, 2005, subsidiaries of HomeBanc entered into agreements to increase the size of certain existing financing facilities, as described in Item 1.01 of this Current Report under the caption “Aggregation Facilities”, resulting in an increase of the financial obligations of HomeBanc under such facilities. The disclosure in Item 1.01 of this Current Report under the caption “Aggregation Facilities” is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Nicolas V. Chater and HomeBanc Corp. dated as of August 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin
Senior Vice President, Assistant
General Counsel & Assistant Secretary

Date: August 24, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement between Nicolas V. Chater and HomeBanc Corp. dated as of August 19, 2005.